Exhibit 23 (ii)

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-249535 on Form S-1 of our report dated March 4, 2021, relating to the statutory basis financial statements of MEMBERS Life Insurance Company, appearing in the Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 14, 2021